Pacific Select Fund NSAR 6-30-14

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type N1A/B, Accession No. 0001193125-14-163566 filed on April 29, 2014, and incorporated by reference herein:

Schedule A to Advisory Agreement

Amendment No. 5 to Portfolio Management Agreement - NFJ Investment Group L.P.

Amendment No. 1 to Subadvisory Agreement - Macro Currency Group

Subadvisory Agreement - AllianceBernstein L.P.

                              PACIFIC SELECT FUND

                      AMENDMENT TO SUBADVISORY AGREEMENT

   This AMENDMENT made effective May 1, 2014, to the Subadvisory Agreement made May 1, 2014 by and among Lord, Abbett & Co. LLC, a Delaware Limited Liability Company ("Subadviser"), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company ("Investment Adviser"), and Pacific Select Fund, a Massachusetts Business Trust (the "Trust"). The Agreement is hereby amended as set forth below (the "Amendment"). Capitalized terms not defined herein shall have the same meaning given to them in the Agreement.

   WHEREAS, the Subadviser, the Investment Adviser and the Trust (collectively, the "Parties") are parties to the Agreement; and

   WHEREAS, the Parties mutually desire to amend the Agreement as set forth herein.

   NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree that the Agreement is amended as follows:

   1. The Exhibit A attached to this Amendment hereby replaces the current Exhibit A to the Agreement.

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                                  Page 1 of 2

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   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC

By:  /s/ Howard T. Hirakawa              By:  /s/ Jane M. Guon
     ----------------------                   ----------------
     Name: Howard T. Hirakawa                 Name: Jane M Guon
     Title: SVP, Fund Advisor                 Title: Secretary
     Operations

LORD, ABBETT & CO. LLC

By:  /s/ Lawrence H. Kaplan              By:
     ----------------------                   ----------------
     Name: Lawrence H. Kaplan                 Name:
     Title: Member                            Title:

PACIFIC SELECT FUND

By:  /s/ Howard T. Hirakawa              By:  /s/ Jane M. Guon
     ----------------------                   ----------------
     Name: Howard T. Hirakawa                 Name: Jane M Guon
     Title: Vice President                    Title: Secretary

                                   Exhibit A

                              PACIFIC SELECT FUND
                                 FEE SCHEDULE

Effective:  May 1, 2014

Portfolio:  Small-Cap Growth Portfolio

   The Investment Adviser will pay to the Subadviser a monthly fee for its services based on the following:

      (a) The annual percentage of the combined* average daily net assets of the Small-Cap Growth Portfolio and the Pacific Life Funds PL Small-Cap Growth Fund according to the following schedule:

                     Rate%          Break Point (assets)
                     -----          --------------------
                     0.600%         on the first $100 million
                     0.450%         on the next $150 million
                     0.400%         on excess

   (b) Multiplied by the combined* average daily net assets of the Small-Cap Growth Portfolio and the Pacific Life Funds PL Small-Cap Growth Fund for the relevant calendar month.

   If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

* Assets are combined only while the Subadviser is managing both portfolios. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the Pacific Select Fund Small-Cap Growth Portfolio only.

                              PACIFIC SELECT FUND

                            AMENDMENT NO. 7 TO THE
                        PORTFOLIO MANAGEMENT AGREEMENT

   THIS AMENDMENT made effective as of the 1/st/ day of August, 2014, is made to the Portfolio Management Agreement (the "Agreement") dated May 5, 2000, as amended on January 1, 2001, August 5, 2004, December 9, 2005, May 1,
2007, May 1, 2008, and October 31, 2013 by and among Pacific Life Insurance Company, a Nebraska corporation ("Pacific Life"), Pacific Investment Management Company LLC, a Delaware limited liability company ("PIMCO" or "Portfolio Manager"), and Pacific Select Fund, a Massachusetts Business Trust ("Fund"), which agreement was transferred and assigned from Pacific Life to Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company ("Investment Adviser"), on May 1, 2007. The Agreement is hereby amended as set forth below ("Amendment"). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

   WHEREAS, Investment Adviser, Portfolio Manager and Fund (together, the "Parties") are parties to the Agreement; and

   WHEREAS, the Parties desire to amend the Agreement as set forth herein.

   NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

   1. Section 1, titled Appointment, is replaced with the following:

          The Fund and the Investment Adviser hereby appoint Portfolio Manager to act as subadviser to provide certain investment advisory services to the portfolios of the Fund, and/or a designated portion ("Segment") of a portfolio, as listed on Exhibit A attached hereto (individually, a "Portfolio" and together, the "Portfolios") for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services set forth herein for the compensation herein provided.

          In the event the Investment Adviser wishes to retain the Portfolio Manager to render investment advisory services to one or more portfolios of the Fund other than the Portfolio(s), the Investment Adviser shall notify the Portfolio Manager in writing and shall revise Exhibit A to reflect such additional portfolio(s). If the Portfolio Manager is willing to render such services, it shall notify the Fund and the Investment Adviser in writing, whereupon such portfolio shall become a Portfolio hereunder, and be subject to this Agreement.

   2. The definition of "Aggregate Assets" in Exhibit A is replaced with the following:

       "Aggregate Assets" shall mean all assets of Pacific Select Fund and Pacific Life Funds currently managed by the Fund Manager as sub-adviser to the Investment Adviser.

   3. All references in Exhibit A to "PL Managed Bond" are replaced with "Segment of PL Managed Bond".

   4. Section 2.1 of Amendment No. 3 of the Agreement dated December 9, 2005, titled Fund Manager Duties, is replaced with the following:

       will provide reasonable assistance to the Investment Adviser, custodian or recordkeeping agent for the Fund in determining or confirming the value of any of the Portfolio's holdings or other assets of the Portfolio for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Portfolio Manager or identifies for review by the Portfolio Manager. Such reasonable assistance shall include (but is not limited to) using best efforts to provide the following valuation services for the Fund:

            i. promptly notifying the Investment Adviser in the event that the Portfolio Manager reasonably determines that the value of any holding of the Portfolio does not appear to reflect fair market value; where a market quotation is not readily available or reasonably is deemed to be unreliable by the Portfolio Manager; or otherwise where such holding requires a review to determine if a fair valuation is necessary (each, a "Fair Valuation Event"). Notwithstanding the foregoing, the Investment Adviser acknowledges and agrees that the Portfolio Manager is not a pricing vendor for any of the Portfolios and does not have responsibility for determining the market value of any asset in any of the Portfolios;

            ii. verifying pricing and providing fair valuations or
                recommendations for fair valuations to the Investment Adviser as a result of a Fair Valuation Event, on the same day at approximately the same time that the Portfolio Manager first takes such actions for any other account(s) managed by the Portfolio Manager;

            iii.designating and providing timely access on an as-needed basis and upon the reasonable request of the Investment Adviser or custodian, to one or more employees of the Portfolio Manager who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Investment Adviser's or the Board's Valuation Committees convene due to a Fair Valuation Event;

            iv. upon the reasonable request of the Investment Adviser or custodian, assisting in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Portfolio; and

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

            v. maintaining adequate records and written backup information with respect to the valuation services provided hereunder, and providing such information to the Investment Adviser or the Fund upon request. Such records shall be deemed to be Fund records.

   5. Section 15, titled Notices, is hereby deleted and replaced with the following:

   Any written notice required by or pertaining to this Agreement, excluding any routine communications, shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by courier, first class mail, facsimile or electronic mail.

   If to the Investment Adviser, to:       Pacific Life Fund Advisors LLC
                                           700 Newport Center Drive
                                           Newport Beach, CA 92660
                                           Attention: Robin S. Yonis, Vice
                                           President and Fund Advisor General
                                           Counsel
                                           E-mail:
                                           ContractNotifications@PacificLife.com
                                           Telephone number: (949) 219-6767

   If to the Portfolio Manager, to:        Pacific Investment Management Company
                                           LLC
                                           650 Newport Center Drive
                                           Newport Beach, CA 92660
                                           Fax: 949-720-1376
                                           Attention: General Counsel
                                           E-mail: IMAnotices@pimco.com
                                           cc: Matt Brenner, Account Manager
                                           E-mail: matt.brenner@pimco.com

   If to the Fund, to:                     Pacific Select Fund
                                           c/o Pacific Life Insurance Company
                                           700 Newport Center Drive
                                           Newport Beach, CA 92660
                                           Attention: Robin S. Yonis, Vice
                                           President and Counsel
                                           Email:
                                           ContractNotifications@PacificLife.com
                                           Telephone number: (949) 219-6767

   6. Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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                                  Page 3 of 4

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first written above.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

PACIFIC LIFE FUND ADVISORS, LLC

By:  /s/ Howard T. Hirakawa                By:  /s/ Jane M. Guon
     ----------------------                     ----------------
     Name: Howard T. Hirakawa                   Name: Jane M Guon
     Title: SVP, Fund Advisor Operations        Title: Secretary

PACIFIC SELECT FUND

By:  /s/ Howard T. Hirakawa                By:  /s/ Jane M. Guon
     ----------------------                     ----------------
     Name: Howard T. Hirakawa                   Name: Jane M Guon
     Title: Vice President                      Title: Secretary

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:  /s/ Thomas J. Otterbein
     -----------------------
     Name: Thomas J. Otterbein
     Title: Managing Director

                              PACIFIC SELECT FUND
             AMENDMENT NO. 2 TO THE PORTFOLIO MANAGEMENT AGREEMENT

   This AMENDMENT made effective the 1/st/ day of August, 2014, to the Portfolio Management Agreement (the "Agreement") made the 2/nd/ day of February, 2009, as previously amended on May 1, 2011, by and among Western Asset Management Company, a California Corporation ("Portfolio Manager"), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company ("Investment Adviser"), and Pacific Select Fund, a Massachusetts Business Trust (the "Trust"). The Agreement is hereby amended as set forth below (the "Amendment"). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

   WHEREAS, the Investment Adviser, Portfolio Manager and Trust (collectively, the "Parties") are parties to the Agreement; and

   WHEREAS, the Parties desire to amend the Agreement as set forth herein;

   NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

   1. The first paragraph in Section 1, titled Appointment, is replaced with the following:

       The Trust and the Investment Adviser hereby appoint Portfolio Manager to act as subadviser to provide certain investment advisory services to the portfolios of the Trust, or a designated portion ("Segment") of a portfolio, as listed on Exhibit A attached hereto (individually, a "Portfolio" and together, the "Portfolios") for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services set forth herein for the compensation herein provided.

   2. In the first paragraph of Section 2, titled Portfolio Manager Duties, the following is added:

       With respect to trading in restricted currencies or when foreign exchange trading has been otherwise delegated to the Portfolio's custodian, however, the Portfolio Manager shall review any trades executed by the custodian to determine that they are reasonable and are in the best interest of the Portfolio and agrees to promptly notify the Investment Adviser if a trade does not, in its reasonable determination, meet either criteria. The Portfolio Manager is also authorized, on behalf of a Portfolio, to (i) enter into agreements and execute any documents (e.g., any derivatives documentation such as exchange-traded and over-the-counter, as applicable) required to make investments pursuant to the Portfolio's objectives, investment policies and investment restrictions as stated in the Trust's Prospectus and Statement of Additional Information as amended from time to time which shall include any market and/or industry standard documentation and the standard representations contained therein; and (ii) acknowledge the receipt of brokers'

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

       risk disclosure statements, electronic trading disclosure statements and similar disclosures, in accordance with Trust procedures. The Portfolio Manager is authorized to effect cross transactions between a Portfolio and other accounts managed by the Portfolio Manager and its affiliates in accordance with Trust procedures.

   3. The following is added as new subsection 2(a)(10):

       (10) Commodity Exchange Act ("CEA") and all applicable rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the Commodity Futures Trading Commission ("CFTC") and/or the National Futures Association ("NFA") to the Investment Adviser (as provided to the Portfolio Manager by the Investment Adviser), or to the Portfolio Manager).

   4. The following is added to the end of subsection 2(b):

       Portfolio Manager will (i) identify each position in the Portfolio that constitutes a Business Development Company ("BDC"), as that term is defined in Section 2(a)(48) of the 1940 Act, as amended, (ii) make such determinations and inform the Investment Adviser at least annually (or more often and by such date(s) as the Investment Adviser shall request) of any BDC positions, and (iii) provide other information, upon request by Investment Adviser, to assist Investment Adviser with determining the expense ratio of each BDC for expense calculation purposes.

   5. The following is added to the end of subsection 2(e):

       Accordingly, if Portfolio Manager transmits any inaccurate or erroneous trade tickets or other documentation relating to a transaction or provides such information beyond the above required timeframes, Portfolio Manager shall be responsible for any resulting loss incurred by the Portfolio.

   6. Subsection 2(f) is replaced with the following:

       (f) will provide reasonable assistance to the Investment Adviser, custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Trust's valuation policy and procedures (including its appendices) and/or the Registration Statement (both which may be updated from time to time), the value of any of the Portfolio's holdings or other assets of the Portfolio for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Portfolio Manager or identifies for review by the Portfolio Manager. Such reasonable assistance shall include (but is not limited to) providing the following valuation services for the Trust:

            i. promptly notifying the Investment Adviser in the event the value of any holding of the Portfolio does not appear to reflect corporate actions, news, or other significant events; where a market quotation is not readily

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

                available or is deemed to be unreliable; or otherwise where such holding requires a review to determine if a fair valuation is necessary under those policies and procedures of the Portfolio Manager used to determine the value of portfolio holdings (each, a "Fair Valuation Event") on the same day that the Fair Valuation Event occurs, prior to 7 PM Eastern Time;

            ii. providing fair valuations or recommendations for fair
                valuations to the Investment Adviser as a result of a Fair Valuation Event, in accordance with the Trust's valuation policy and procedures, on a same day that the Fair Valuation Event occurs, prior to 7 PM Eastern Time;

            iii.designating and providing timely same-day access on an as-needed basis and upon the reasonable request of the Investment Adviser or custodian, to one or more employees of the Portfolio Manager who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Investment Adviser's or the Board's Valuation Committees convene due to a Fair Valuation Event;

            iv. upon the request of the Investment Adviser or custodian, assisting in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Portfolio; and

            v. maintaining adequate records and written backup information with respect to the valuation services provided hereunder, and providing such information to the Investment Adviser or the Trust upon request. Such records shall be deemed to be Trust records.

       The Portfolio Manager shall have written policies and procedures that address the above requirements and timelines, or have a policy that states that it covers sub-advisory relationships by following the sub-advisory client's (i.e., the Trust's) valuation policy and procedure. If Portfolio Manager fails to communicate a Fair Valuation Event within the timeline outlined in this Section 2(f) of this Agreement, Portfolio Manager shall be responsible for any resulting loss incurred by the Trust as a result of a late reported (or non-reported) Fair Valuation Event.

   7. Subsection 2(i) is replaced with the following:

       (i) will adopt a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Trust with a copy of the Code of Ethics, together with evidence of its adoption. Within 30 days of the end of each calendar quarter during which this Agreement remains in effect, the president, a vice president, the chief compliance officer, a managing director, or other senior officer (as the Investment Adviser determines appropriate) of the Portfolio Manager shall certify to the Investment Adviser that (a) the Portfolio Manager had a Code of Ethics that complied with the requirements of Rule 17j-1 during the

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

       previous calendar quarter, (b) the Code contains procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1 under the 1940 Act, as amended) from violating the Code, and that (c), except as otherwise disclosed, there have been no material violations or material changes of the Code or, if a material violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Investment Adviser or the Trust, the Portfolio Manager shall provide summaries or descriptions of facts relevant to material violations and shall provide descriptions or documents reasonably necessary to demonstrate the adequacy and effectiveness of its Code of Ethics monitoring process (subject to reasonable confidentiality measures and applicable law).

   8. The first sentence in subsection 2(q) is replaced with the following:

       will provide reasonable assistance to the Trust and the Trust's Chief Compliance Officer ("CCO") in complying with Rule 38a-1 under the 1940 Act, including, in the event of any relevant regulatory exams, providing notice of any material deficiencies, and providing notice of any material changes to business operations that will likely, in the Portfolio Manager's reasonable determination, adversely affect the services provided by Portfolio Manager under this Agreement, provided that the provision of such notices are permitted under applicable law.

   9. Subsection 2(r) is replaced with the following:

       (r) will comply with any Trust procedures, including the Trust's policy on selective disclosure of portfolio holdings of the portfolios of the Trust (the "Selective Disclosure Policy"), as provided in writing to the Portfolio Manager and as may be amended from time to time. As such, the Portfolio Manager agrees not to trade on non-public portfolio holdings information of the portfolios of the Trust in a manner inconsistent with applicable federal and state securities law or applicable international law, including anti-fraud provisions of such laws, or inconsistent with any internal policy adopted by the Portfolio Manager to govern trading of its employees. Compliance with the Selective Disclosure Policy includes the requirement of entering into confidentiality agreements with certain third parties who will receive non-public portfolio holdings of the portfolios of the Trust that meet the minimum requirements of the Selective Disclosure Policy. The Portfolio Manager will provide any such agreements to the Investment Adviser or the Trust, along with any amendments or supplements thereto, from time to time on an ongoing basis only if reasonably requested by the Investment Adviser or the Trust, provided however that the Portfolio Manager may provide only those parts of the agreements that relate to ensuring compliance with the Trust's Selective Disclosure Policy or other Trust procedures. The Portfolio Manager agrees to provide a certification with respect to compliance with Trust procedures as may be reasonably requested by the Trust from time to time.

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

   10. The following is added as new subsection 2(bb):

       (bb) Portfolio Manager will promptly notify Investment Adviser if Portfolio Manager plans to change its trading strategy with respect to a Portfolio in a way that requires the Investment Adviser to register with the CFTC and NFA as a commodity pool operator. Portfolio Manager agrees to provide reasonable advance notification (in no event less than 30 days) to Investment Adviser of the change in trading strategy so that Investment Adviser has adequate time to comply with all filing and disclosure obligations of commodity pool operators of the CFTC and NFA. Portfolio Manager agrees that it will provide, upon request, reasonable assistance and information necessary to Investment Adviser to comply with such CFTC and NFA requirements. Portfolio Manager also agrees that it will take all actions required of it by the CFTC and NFA as a result of the change in status, including registration as a commodity trading adviser.

   11. The following is added as new subsection 2(cc):

       (cc) will maintain and preserve a business continuity plan ("BCP") pursuant to the requirements of the 1940 Act, the Advisers Act and other applicable regulations. Portfolio Manager will make available to the Trust and the Investment Adviser information regarding the Portfolio Manager's BCP, including a plan summary as well as the results of any recent testing.

   12. Section 13, titled Liability, is replaced with the following:

       (a) Except as may otherwise be required by the provisions of this Agreement (including under Section 14), the 1940 Act or the rules thereunder or other applicable law, the Trust and the Investment Adviser agree that the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Portfolio Manager, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Portfolio Manager's willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager's duties, or by reason of reckless disregard of the Portfolio Manager's obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Trust or Investment Adviser may have under federal or state securities laws.

       (b) Except as may otherwise be required by the provisions of this Agreement (including under Section 14), the 1940 Act or the rules thereunder or other applicable law, the Portfolio Manager agrees that the Trust and the Investment Adviser, any affiliated person thereof, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Trust or Investment Adviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of the Trust's or Investment Adviser's willful misfeasance, bad faith, or gross negligence in the performance

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

       of their duties, or by reason of reckless disregard of the Trust's or Investment Adviser's obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Portfolio Manager may have under federal or state securities laws.

   13. Section 14, titled Indemnification, is replaced with the following:

       (a) The Portfolio Manager agrees to indemnify and hold harmless the Investment Adviser, any affiliated person within the meaning of
       Section 2(a)(3) of the 1940 Act ("affiliated person") of the Investment Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Investment Adviser (collectively, "PL Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Adviser or such PL Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Portfolio Manager's responsibilities to the Trust which (i) are based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Portfolio Manager's obligations and/or duties under this Agreement by the Portfolio Manager or by any of its directors, officers or employees, or any affiliate or agent or delegate acting on behalf of the Portfolio Manager (other than a PL Indemnified Person), (ii) are based upon the Portfolio Manager's (or its agent's or delegate's) breach of any provision of this Agreement, including breach of any representation, warranty or undertaking, or (iii) are based upon any untrue statement of a material fact contained in a Registration Statement or prospectus covering the shares of the Trust or any Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Portfolio Manager or any affiliated person or agent or delegate of the Portfolio Manager (other than a PL Indemnified Person) or (iv) are based upon breach of its fiduciary duties to the Trust or violation of applicable law provided, however, that in no case is the Portfolio Manager's indemnity in favor of the PL Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement. For the avoidance of doubt, the term "agent" shall not include any broker, dealer, underwriter or other transaction intermediary or counterparty.

       (b) The Investment Adviser agrees to indemnify and hold harmless the Portfolio Manager, any affiliated person within the meaning of
       Section 2(a)(3) of the 1940 Act of the Portfolio Manager and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the

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

       Portfolio Manager (collectively, "Portfolio Manager Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which a Portfolio Manager Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Investment Adviser's responsibilities as Investment Adviser of the Trust which (i) are based upon any willful misfeasance, bad faith or gross negligence, or reckless disregard of, the Investment Adviser's obligations and/or duties under this Agreement by the Investment Adviser or by any of its directors, officers, or employees or any affiliate or agent or delegate acting on behalf of the Investment Adviser (other than a Portfolio Manager Indemnified Person), (ii) are based upon the Investment Adviser's (or its agent's or delegate's) breach of any provision of this Agreement, including breach of any representation, warranty or undertaking,
       (iii) are based upon any untrue statement of a material fact contained in a Registration Statement or prospectus covering the shares of the Trust or any Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Portfolio Manager or any affiliated person or agent or delegate of the Portfolio Manager (other than a PL Indemnified Person) or (iv) are based upon breach of its fiduciary duties to the Trust or violation of applicable law provided however, that in no case is the Investment Adviser's indemnity in favor of the Portfolio Manager Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement. For the avoidance of doubt, the term "agent" shall not include any broker, dealer, underwriter or other transaction intermediary or counterparty.

   14. Section 18, titled Notices, is replaced with the following:

       18. Notices. All notices, consents, waivers, and other communications under the Agreement, as amended, shall be in writing and shall be given first via email to the addresses noted below and then by personal delivery to the applicable party (which includes via hand delivery service or a reliable nationally recognized overnight delivery or mail service, each of which shall provide evidence of receipt to the applicable parties) at the addresses noted below, or at such other address as each party hereto may direct by notice given in accordance with this paragraph. All notices shall be deemed effective the next business day following delivery in accordance with this paragraph.

       (a)  if to the Portfolio Manager, to:

            Western Asset Management Company
            385 E. Colorado Blvd.

            Pasadena, CA 91101
            Attention: General Counsel
            Email: CharlesTony.RuysdePerez@westernasset.com
            Telephone number: (626) 844-9500

       (b)  if to the Investment Adviser, to:

            Pacific Life Fund Advisors LLC
            700 Newport Center Drive
            Newport Beach, CA 92660
            Attention: Robin S. Yonis, Vice President and Advisor General
            Counsel
            Email: ContractNotifications@PacificLife.com
            Telephone number: (949) 219-6767

       (c)  if to the Trust, to:

            Pacific Select Fund
            c/o Pacific Life Insurance Company
            700 Newport Center Drive
            Newport Beach, CA 92660
            Attention: Robin S. Yonis, Vice President and General Counsel
            Email: ContractNotifications@PacificLife.com
            Telephone number: (949) 219-6767

   15. In Section 19, titled Miscellaneous, the following is added to the end of subsection 19(a):

       The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of California for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

   16. The following is added as new subsection 19(f):

       (f) No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Agreement. Any amendment of this Agreement shall be subject to the 1940 Act.

   17. The following is added as new Section 20, titled Confidentiality:

       20. Confidentiality. In addition to other provisions of this Agreement related to confidentiality obligations of the parties, each party shall treat all non-public information about another party to this Agreement as confidential, proprietary information of such other party ("Confidential Information"). Such Confidential Information includes but is not limited to information about business operations, non-public portfolio holdings of a Portfolio, business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party. Each party shall use Confidential Information only in furtherance of the purposes of this Agreement, limit access to the Confidential Information within its organization to those employees who reasonably require access to such Confidential Information and shall not disclose such Confidential Information to any third parties except in connection with the obligations set forth in Section 2(r) hereof or as otherwise expressly provided for in this Agreement, and otherwise maintain policies and procedures reasonably designed to prevent disclosure of the Confidential Information. To the extent a party discloses Confidential Information to a third party, as permitted herein, such disclosing party (a) shall ensure that, prior to such disclosure, the recipient third party is subject to commercially reasonable confidentiality obligations in writing with respect to the disclosed Confidential Information and (b) shall be deemed in breach of this Section 20 for any unauthorized disclosure of Confidential Information by such recipient third party. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder,
       (ii) is furnished to the applicable party by a third party having a lawful right to do so, (iii) was known to the applicable party at the time of the disclosure or (iv) is authorized in writing by the party whose Confidential Information is to be disclosed. Further, the parties are authorized to disclose Confidential Information (1) if required by law or requested by regulatory authorities having jurisdiction or (2) if made to its affiliates, attorneys, accountants or other professional service providers (subject to the above).

   18. Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

  [Remainder of page left intentionally blank, with signature page to follow]

   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC

By:  /s/ Howard T. Hirakawa              By:  /s/ Jane M. Guon
     ----------------------                   ----------------
     Name: Howard T. Hirakawa                 Name: Jane M Guon
     Title: SVP, Fund Advisor                 Title: Secretary
     Operations

WESTERN ASSET MANAGEMENT COMPANY

By:  /s/ Steven K. Puodziunas            By:
     ------------------------                 ----------------
     Name: Steven K. Puodziunas               Name:
     Title: Head of Client Services &         Title:
     Marketing Support

PACIFIC SELECT FUND

By:  /s/ Howard T. Hirakawa              By:  /s/ Jane M. Guon
     ----------------------                   ----------------
     Name: Howard T. Hirakawa                 Name: Jane M Guon
     Title: Vice President                    Title: Secretary

                                   Exhibit A

                              PACIFIC SELECT FUND
                                 FEE SCHEDULE

Effective:  August 1, 2014

Portfolio:  Diversified Bond Portfolio

   The Investment Adviser will pay to the Subadviser a monthly fee for its services based on the following:

      (a) The annual percentage of the combined* average daily net assets of the Pacific Select Fund Diversified Bond Portfolio and the Segment of the PL Managed Bond Fund managed by Subadviser according to the following schedule:

                   Rate%          Break Point (asset)
                   -----          -------------------
                   0.225%         First $300 million
                   0.150%         Excess over $300 million up to $2 billion
                   0.100%         Excess over $2 billion

       (b) Multiplied by the combined* average daily net assets of the Pacific Select Fund Diversified Bond Portfolio and the Segment of the PL Managed Bond Fund managed by Subadviser for the relevant calendar month.

Portfolio:  Inflation Protected Portfolio

   The Investment Advisor will pay to the Portfolio Manager a monthly fee based on an annual percentage of the average daily net assets of the Inflation Protected Portfolio according to the following schedule:

                  Rate%        Break Point (asset)
                  -----        -------------------
                  Rate%        Break Point (asset)
                  0.125%       First $100 million
                  0.075%       Next $100 million
                  0.050%       Next $800 million
                  0.040%       Next $1 billion
                  0.030%       Excess over $2
                               billion

   If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

* Assets are combined only while the Subadviser is managing both portfolios. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the Diversified Bond Portfolio only.

                                      A-1